                          TECHNOLOGY ACQUISITION AGREEMENT


This TECHNOLOGY ACQUISITION AGREEMENT ("this Agreement") is entered into as of June 15, 1999 by and between PFIZER INC, a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017 and its Affiliates ("Pfizer"), and AURORA BIOSCIENCES CORPORATION, a Delaware corporation, having an office at 11010 Torreyana Road, San Diego, California, 92121 and its Affiliates ("Aurora").

WHEREAS, Aurora has expertise in the miniaturization of ultrahigh-throughput robotic compound screening systems ("uHTS"); and

WHEREAS, Pfizer seeks to purchase Aurora's uHTS technology, to collaborate on assay development and to obtain nonexclusive licenses to *** set forth in Exhibit A, attached to and made part of this Agreement; and

WHEREAS, Aurora is willing to enter into a technology acquisition agreement with Pfizer to transfer Aurora uHTS technology, to grant such licenses and to develop assays and Pfizer seeks to receive the same.


*** Confidential Treatment Requested
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                                      -2-

NOW, THEREFORE, the parties agree as follows:

1.     DEFINITIONS

Whenever used in this Agreement, the terms defined in this Section 1 shall have the meanings specified.

     1.1   ***.

     1.2 "AFFILIATE" means any corporation or other legal entity "controlled," "controlling" or "under common control with," another corporation or legal entity, where "control" means ownership, directly or indirectly, of *** or more of the voting capital shares or similar voting securities of the other entity.

     1.3 "AREA" means the ***, each as further described in the Collaboration Plan.

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                                      -3-

     1.4 "AUTOMATED MASTER COMPOUND STORE or "AMCS" means the liquid compound sample storage system and associated software as more fully specified in the Collaboration Plan and Exhibit B which Aurora will manufacture for and transfer to Pfizer pursuant to this Agreement.

     1.5 "AURORA CONFIDENTIAL INFORMATION" means all information about any element of Aurora Technology which is disclosed by Aurora or its consultants or agents to Pfizer and designated "Confidential" in writing by Aurora at the time of disclosure or within *** days following disclosure to the extent that such information (i) is not known to Pfizer other than by virtue of a prior confidential disclosure to Pfizer by Aurora; or (ii) is not disclosed in published literature, or otherwise generally known to the public through no fault or omission of Pfizer; or (iii) is not obtained by Pfizer from a Third Party free from any obligation of confidentiality to Aurora.

     1.6   "AURORA TECHNOLOGY" means ***.

     1.7 " COLLABORATION PLAN" means the written plan describing the activities in the Area to be carried out by Pfizer and Aurora pursuant to this Agreement, which is attached to and made part of this Agreement as Exhibit C.

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                                      -4-

     1.8 "COLLABORATION PROGRAM" means (a) Aurora Technology *** development and; (b) Development of *** Aurora and Pfizer pursuant to the Collaboration Plan.

     1.9 "COMPONENTS" means the equipment forming part of the System, VIPRs and AMCS.

     1.10 "CONSTRUCTS" means ***, consisting of (a) those transferred as of the Effective Date all of which are described, attached to and made part of this Agreement as Exhibit D, ***.

     1.11 "CONTRACT PERIOD" means the period beginning on the Effective Date and ending on the date on which this Agreement terminates.

     1.12 "CONTROLLED" OR "CONTROL" means Aurora Technology which (a) Aurora *** not in listed in Exhibit A; and (b) *** accordance with the terms and conditions of this Agreement *** with such ***.

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                                      -5-

     1.13 "COPYRIGHTS" means all copyrights owned or Controlled by Aurora as of the Effective Date that ***.

     1.14  ***.

     1.15 "DEVELOPMENT" means the design, development, *** described in the Collaboration Plan.

     1.16  "EFFECTIVE DATE" means June 15, 1999.

     1.17  "EQUIPMENT" means ***.

     1.18  "HIT" ***.





     1.19  ***.




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                                      -6-

     1.20 "INSTALLATION PLAN" means the plan written and adopted by the Steering Committee, describing each parties activities with respect to delivery and installation of the AMCS, uHTSS and other Equipment. Each plan shall be appended to the Collaboration Plan and made part of this Agreement.

     1.21 "NET SALES" means the gross amount invoiced by Pfizer or any sublicensee of Pfizer for sales to a Third Party or Parties for Product, *** and customary trade discounts actually allowed, rebates, returns, credits, taxes the legal incidence of which is on the purchaser and separately shown on Pfizer's or any sublicensee of Pfizer's invoices and transportation, insurance and postage charges, if prepaid by Pfizer or any sublicensee of Pfizer and billed on Pfizer's or any sublicensee of Pfizer's invoices as a separate item.

     1.22 "PATENT RIGHTS" shall mean all patent rights in and to inventions within Aurora Technology, Pfizer Technology and ***, including patents and patent applications, whether domestic or foreign, claiming such patentable inventions, including all continuations, continuations-in-part, divisions, and renewals, any letters patent granted thereon, and all reissues, re-examinations and extensions.

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                                      -7-

     1.23  "PFIZER ASSAY" ***.

     1.24 "PFIZER CONFIDENTIAL INFORMATION" means all information about any element of Pfizer Technology which is disclosed by Pfizer to Aurora and designated "Confidential" in writing by Pfizer at the time of disclosure or within *** following disclosure to the extent that such information as of the date of disclosure to Aurora (i) is not known to Aurora other than by virtue of a prior confidential disclosure to Aurora by Pfizer; or (ii) is not disclosed in published literature, or otherwise generally known to the public through no fault or omission of Aurora; or (iii) is not obtained by Aurora from a Third Party free from any obligation of confidentiality to Pfizer.

     1.25  "PFIZER TECHNOLOGY" means Technology, ***.

     1.26 "PFIZER PATENT RIGHTS" means the Valid Claims issuing on patents encompassing Pfizer Technology, ***.

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                                      -8-

     1.27  "PRODUCT" means a pharmaceutical product developed from a ***.

     1.28  "PROGRAM CONSTRUCTS" ***.

     1.29  ***.

     1.30  ***.

     1.31  ***.

     1.32  ***.

     1.33 "SYSTEM" means Aurora's automated uHTS platform for fluorescent, miniaturized assays comprising robotics for liquid handling, sample storage, fluorescence detection and associated software and other Components identified and described in the Collaboration Plan, *** which Aurora will manufacture for and transfer to Pfizer pursuant to this Agreement in accordance with specifications set forth in the Collaboration Plan and Exhibit B and Improvements to it

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                                      -9-

     1.34  ***.

     1.35 "TECHNOLOGY" means all information and materials in the Area, including, ***.

     1.36 "THIRD PARTY" means a party that is not Aurora or an Aurora Affiliate or Pfizer or a Pfizer Affiliate.

     1.37  "TRACKING SYSTEM" means the ***.

     1.38 "VALID CLAIM" means a claim within Patent Rights so long as such claim shall not have been disclaimed by either Pfizer or Aurora or both or a Third Party, as the case may be, or shall not have been held invalid in a final decision rendered by a tribunal or competent jurisdiction from which no appeal has been or can be taken.

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                                      -10-

     1.39 "VIPR" means the ion channel assay system and associated software to be manufactured and transferred to Pfizer by Aurora during the Contract Period and having the specifications set forth the Collaboration Plan and in Exhibit B.

2.   COLLABORATIVE PROGRAM

     2.1 PURPOSE. Aurora and Pfizer shall conduct the Collaboration Program throughout the Contract Period. *** Collaboration Program are *** Aurora Technology, to transfer Aurora Technology ***.

     2.2 COLLABORATION PLAN. The parties shall conduct their respective activities under the Collaboration Program in accordance with the Collaboration Plan then in effect. The initial Collaboration Plan attached as Exhibit C shall be in effect until ***. The Steering Committee shall prepare an amended Collaboration Plan no later than *** and every *** thereafter during the Contract Period. Each *** Collaboration Plan shall be appended to Exhibit B and made part of this Agreement.

     2.3   STEERING COMMITTEE

           2.3.1 PURPOSE. Pfizer and Aurora shall establish a Collaboration Committee (the "Steering Committee"):

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                                      -11-

               (a)  to review and evaluate progress under the Collaboration
Plan;

               (b)  to prepare the Collaboration Plan and any amendments;

               (c)  ***;

               (d)  ***.

               (e) to prepare and implement Installation Plans for the AMCS, UHTSS and other Equipment; and

               (f) to coordinate and monitor publication of Technology produced during the Contract Period as specified in Section 4.2 and to coordinate and monitor the exchange of information and materials that relate to the Collaboration Program. (This function shall survive termination of this Agreement.)

           2.3.2 MEMBERSHIP. Pfizer and Aurora each shall appoint members to the Steering Committee. Either party may appoint substitutes at any time upon written notice to the other party.

     The members initially shall be:

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                                      -12-

    Pfizer Appointees:  ***


    Aurora Appointees:  ***

           2.3.3 CHAIR. The Steering Committee shall be chaired by two co-chairpersons, one appointed by Pfizer and the other appointed by Aurora.

           2.3.4 MEETINGS. The Steering Committee shall meet at least *** times per year, at places and on dates selected by each party in turn. ***. Representatives of either party, in addition to members of the Steering Committee, may attend such meetings at the invitation of both parties. Such representatives may attend the Steering Committee Meeting by video-conference.

           2.3.5 MINUTES. The Steering Committee shall keep accurate minutes of its deliberations, which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Steering Committee members within *** business days after each meeting. The party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the co-chairpersons and shall be issued in final form only with their approval and agreement.

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                                      -13-

           2.3.6 DECISIONS. All decisions of the Steering Committee shall be ***.

           2.3.7 EXPENSES. Pfizer and Aurora shall each bear all expenses of their respective members related to their participation on the Steering Committee.

     2.4   REPORTS AND MATERIALS.

           2.4.1 REPORTS. During the Contract Period, Pfizer and Aurora each shall furnish to the Steering Committee:

               (a) summary quarterly written reports describing its respective progress under the Collaboration ***, which reports shall be delivered electronically no later than ***prior to the next Steering Committee meeting; and,

               (b) comprehensive annual written reports, describing in detail the work accomplished by each party under the Collaboration Plan during the year and discussing and evaluating the results of such work as further described in Section 2.4.1 (a), which shall be delivered within ***after the end of each contract year.

           2.4.2 MATERIALS. During the Contract Period, Aurora and Pfizer shall as a matter of course ***, as described in the Collaboration Plan, or upon each other's written or oral request, furnish to each *** which are (a) part of Pfizer Technology or Aurora Technology and (b) necessary for either party to carry out

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                                      -14-

its responsibilities under the Collaboration Plan. To the extent that the *** requested by either party ***, the requesting party shall reimburse the other party for the reasonable costs ***furnished. The initial and subsequent delivery ***.

        2.5 LABORATORY FACILITY, NOTEBOOKS AND PERSONNEL. Aurora shall provide suitable laboratory facilities, equipment and personnel for the work to be done by Aurora in carrying out the Collaboration Program. All work performed by Aurora staff under the Collaboration Plan with respect to *** which Pfizer may review and make extracts or copies thereof at any time on any reasonable notice, as further described in Section 2.9 below.

        2.6 AURORA ACTIVITIES. During the Contract Period as set forth in the Collaboration Plan, Aurora shall (a) *** ; (b) make and deliver System, AMCS, VIPRs and Components thereof (collectively, the "Equipment") to the Sites; (c) ***; and (d) *** the (i) use, maintenance and repair of Equipment and in the (ii) ***.

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                                      -15-

              2.6.1 Aurora shall transfer to ***, Equipment and Improvements as set forth below in Section 2 and in the Collaboration Plan.

              2.6.2 Within *** of the Effective Date, Aurora shall ***. At any time before ***, if Pfizer requests, ***, but without any other charge to such locations as Pfizer may direct. Each such shipment shall be made to the attention of Pfizer scientists identified by Pfizer at the time of shipment. Date of shipment shall be agreed by both parties. *** shall be notified by Aurora when shipments have been made. Aurora shall insure shipments and bear risk of *** until Pfizer accepts their delivery at the Sites. If within *** months after Pfizer receives ***, within ***.

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                                      -16-

              2.6.3 Aurora shall manufacture Equipment, *** Equipment and deliver Equipment to Sites, all as further described in the Collaboration Plan and, in the case of delivery, according to the schedule provided below:

                         ***










              2.6.1 Prior ***. Before shipping any Equipment to a Site, Aurora will certify to Pfizer the Equipment's successful completion ***.

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                                      -17-

              2.6.2      ***.

              2.6.3 IMPROVEMENTS. During the Contract Period and for a period of *** after the termination of the Agreement, Aurora shall provide Pfizer ***, including, ***. Any *** shall be made commercially available on terms to be negotiated by the parties, ***. Aurora shall be free to distribute *** .

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                                      -18-

              2.6.4 TRAINING. During the Contract Period, Aurora will train Pfizer staff on *** repair and maintenance of Equipment, as further described in the Collaboration Plan. At Pfizer's request, Aurora will provide training to Pfizer staff as set forth in the Collaboration Plan and Section
2.7.4 (d). The Steering Committee will organize and monitor training which shall include; (a) visits of *** Pfizer staff *** to Aurora facilities for training on use of Aurora Technology; and (b) formal training lectures and demonstrations by Aurora staff at Sites, as needed, during ***.

           2.7      SYSTEM DELIVERY, INSTALLATION, MAINTENANCE AND REPAIRS.

              2.7.1 DELIVERY. (a) Aurora shall deliver all Equipment to Sites ***. Pfizer will reimburse Aurora for any cost of shipping and insurance, against invoice. (b) Within thirty (30) days of delivery of any item of Equipment to a Site *** so that Aurora can complete its installation. *** and perform ***. Installation work *** Aurora staff *** subject to an aggregate charge limit ***. Installation of each item of Equipment shall be considered completed only when Aurora certifies to Pfizer that the relevant item is ready for use by Pfizer to begin its ***. Upon delivery of each item of Equipment to a Site, Aurora shall ***. If (a) Aurora has certified completion *** for an item of Equipment at Aurora; (b) Aurora has given Pfizer *** days notice prior to date of delivery of such

Equipment; and ***.

              2.7.2 MAINTENANCE. For each item of Equipment accepted by Pfizer, Aurora shall provide maintenance at its expense for *** from the acceptance date. Such maintenance shall include preventive maintenance, repairs and replacement parts together with a program by which Aurora will train Pfizer staff on the preventive maintenance, day to day operation and repair of Equipment. ***. As part of service visits, Aurora will train Pfizer staff on the preventive maintenance, day to day operation and repair of the Equipment. After *** maintenance period, ***. If within *** of the Effective Date, Pfizer orders any additional Equipment item not on the delivery schedule listed in Section 2.6.3, the terms and conditions for their maintenance shall be as described in this Section, except that the period of service and support shall be for *** months after delivery and acceptance by Pfizer. After Aurora maintains and repairs each item of Equipment for a period of *** under any condition***. In such case, Aurora will provide maintenance and repairs ***. THERE ARE NO IMPLIED WARRANTIES OR WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCANTABILITY ***.

              2.7.3 SUPPLY OF NANOPLATES. Aurora warrants and covenants that during the Contract Period and after the term of this Agreement for a period of ***, Nanoplates with the specifications required for high performance use of the Equipment that uses Nanoplates shall be *** shown in Exhibit E and in volumes necessary to run the UHTSS at maximum capacity as described in the Collaboration Plan and Exhibit B. To fulfill this obligation to Pfizer***.

              2.7.4 STAFFING SUPPORT FOR THE COLLABORATION PROGRAM. Subject to Section 2.8 below, during each year of the Contract Period, and as further described in the Collaboration Plan, Aurora shall dedicate at *** full time staff years at a rate of a minimum of *** to perform over a *** the following activities;

                    (a)  ***;

                    (b)      ***;

                    (c)      maintenance and service of Equipment at Pfizer; and

                    (d)         training of Pfizer staff as set forth in Section
2.7 and the Collaboration Plan at either Aurora or Pfizer.

If, at anytime during the Contract Period, Pfizer, upon *** written advance notice to Aurora elects to;

                    (a)  ***;

                    (b)  ***; and

                    (c)  ***.

               11.2.1 THE WORKING GROUP*** a shall set priorities, monitor staffing allocations and disciplines and manage day to day *** Development *** ("the Working Group"). For *** project, ***. Each *** plan shall
constitute an amendment to the Collaboration Plan.   Pfizer shall be
responsible for providing Pfizer-specific reagents to Aurora in a timely manner so that Aurora may fulfill the Collaboration Plan.

               11.2.2 ***. During the Contract Period, Aurora will *** for use as ***. The progress of all *** resulting from Pfizer's use of *** ***




               11.2.3 ***. During each year of the collaboration, under the direction of the Work Group and pursuant to the Collaboration Plans, Aurora staff shall ***.








               11.2.4 ***. During the Contract Period, the Steering Committee may amend the Collaboration Plan to include projects for design of
***.

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                                      -24-

               11.2.5 DILIGENT EFFORTS. Aurora and Pfizer each shall use reasonably diligent efforts to achieve the objectives of the Collaboration Program.

          2.8  ***.

               2.8.1 ***:

                         (a)  ***; and,

                         (b)  ***.

               11.2.1    ***.

               11.2.2    ***.

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                                      -25-

               11.2.3    ***.

               11.2.4    ***.

               11.2.5    ***.

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                                      -26-

3.  PAYMENTS.

     3.1 AURORA TECHNOLOGY ACQUISITION. Pfizer shall pay Aurora for performance of Collaboration Program according to the payment schedules set forth in this Section.

           (a) TECHNOLOGY LICENSE FEE. During the Contract Period, in consideration of Pfizer's license of and access to Aurora Technology, Aurora Patent Rights and Aurora Copyrights, ***, Pfizer shall pay Aurora a license fee of *** per year. Such amount shall be payable in quarterly installments ***, within *** days of Pfizer's receipt of Aurora's invoice. Pfizer shall pay the first such installment within *** days after the Effective Date, against Aurora's invoice. ***. During the Contract Period, Pfizer shall receive a ***.

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                                      -27-

           (b) ***.

                    (1) ***.

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                                      -28-

***.  ***.

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                                      -29-

                    (2) ***. Upon written notification, within thirty (30) days of the Effective Date, ***, Aurora shall deliver to Pfizer Sites *** and selected during that time by ***, which are licensed subject to the terms and conditions of Section 5. During the Contract Period, Pfizer may purchase pursuant to Pfizer purchase orders and Aurora invoices any other available *** not listed in Exhibit E and owned, acquired or developed by Aurora upon payment of *** (i) *** licensed by Aurora; and (ii) ***. If Pfizer wishes to obtain any available and ***, it shall advise Aurora in writing, whereupon Aurora will deliver to *** of such *** and shall ***.

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                                      -30-

                    (3) PREPAYMENT EVALUATION OF ***,. Pfizer's obligation to accept *** to any ***, and to pay any license fee of it, shall be contingent upon its having had the prior opportunity to test the performance of any *** at its Sites during a *** period beginning when the first Site receives such ***. At the end of such *** day period Pfizer will inform Aurora of its decision to license or not to license such Aurora Technology and if such Aurora Technology is not licensed Aurora will notify the Pfizer chair of the Steering Committee***.









           (a) POST CONTRACT PERIOD LICENSE FEE *** AND ***. After the Contract Period, under the terms and conditions set forth in Section 5, Pfizer shall have the right to obtain from Aurora ***, and ***, including but
not limited to any ***.   Such *** Pfizer in exchange for the payment by
Pfizer to Aurora of a *** license fee of *** . If Pfizer *** of the Agreement, within *** days of invoice by Aurora to Pfizer. ***.

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                                      -31-

           (b)  ***.

           (c) *** COSTS.  The costs to *** are listed in Exhibit E.

           (d) COST *** TO AURORA TECHNOLOGY. If Pfizer seeks to obtain rights from Aurora ***, Aurora will establish in good faith a cost to Pfizer for such *** have been ***, the parties ***.

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                                      -32-

          11.2 SYSTEM PLATFORM FEES.  In the consideration of the transfer to Pfizer of Aurora Technology, for System Platform Fees, Pfizer shall pay to
Aurora a ***.   Each payment *** is non-creditable and non-refundable and
shall be made annually, *** days of the anniversary of the Effective Date and each anniversary of the Effective Date thereafter, against Aurora's invoice to Pfizer.

          11.3 EQUIPMENT PURCHASE PRICE. Aurora will deliver Equipment to Pfizer on the schedule and in the manner provided in Sections 2, the Collaboration Plan and in this Section of the Agreement. The total price for Equipment is as follows:

               (i) *** UHTSS***;

               (ii) ***;

               (iii) ***  and

(iv)

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                                      -33-

Payments toward the total Equipment price shall be made according to the following schedule ***








***






              (a) UPFRONT EQUIPMENT FEE. Pfizer will pay Aurora an upfront fee for the purchase of the Equipment by paying Aurora *** within *** days of execution of the Agreement by both parties and, at the end of each of the next *** during the Contract Period an additional *** payable against Aurora's invoice. ***

              (b) ***. After Aurora delivers each item of Equipment to the Site specified in Section 2.6.1***, Pfizer will pay Aurora the amount shown below for the item of Equipment so delivered. Payments shall be made within ***, against Aurora's invoice to Pfizer.

                    (i) *** UHTSS***


               (ii) ***

               (iii*** and


               (iv) ***





                    ***.

As and when Pfizer makes such payment for each item of Equipment, it shall acquire full and clear legal and beneficial ownership in such item ***. Aurora will supply such documentation, including any relevant documents of title, as Pfizer may require to evidence its ownership.

All payments pursuant to Section 3.2 (b) and (c) ***.

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                                      -36-

                   (d) OPTION TO PURCHASE ***. During the Contract Period, prior to *** or the first anniversary of the delivery of the UHTSS, whichever date is later, Pfizer may place orders for *** additional *** price of *** for ***. Aurora will deliver, at Pfizer's expense, any item of Equipment ordered under this option to any Pfizer ***.

          3.4 FEES TO SUPPORT AURORA STAFF ACTIVITIES: Pfizer will fund Aurora FTEs for activities under the Collaboration Plan *** , training and equipment maintenance and repair, according to the following schedule:

                                        ***

The payments for Aurora staff are expected to support the work of a minimum of *** FTEs during the Contract Period, i.e. ***. If during any year of the Contract Period, ***, *** FTEs, *** during each of *** consecutive years at a rate of *** for each FTE. During the Contract Period***, at its sole discretion, that *** provide up to *** total for the program for Development ***, and Aurora shall provide such FTEs at the rate *** for each FTE. During the Contract Period Pfizer's total minimum commitment for FTEs assigned by Aurora to Pfizer work under the Collaboration Plan is ***. The first such payment shall start on the Effective Date and shall thereafter be made quarterly in advance for work scheduled to be performed by Aurora during any *** period, against Aurora's invoice for such *** period. Adjustments as necessary to reflect the work actually performed by Aurora shall be made at the end of *** period and shall be reflected in Aurora's invoice for the next *** period. It is understood that all payments pursuant to this Section 3.4 are ***.

           11.2.1     ***.







           11.2.2     ***.

***

***.








               11.2.1 ACCOUNTING. Pfizer shall compute the Net Sales and the profit-shares payable to Aurora in US dollars and shall pay any *** by check or other mutually acceptable means. For purposes of determining the amount of ***, the amount of Net Sales in any foreign currency shall be computed by (a) converting such amount into dollars at the prevailing commercial rate of exchange for purchasing dollars with such foreign currency as quoted by Citibank in New York on the last business day of the calendar quarter for which the relevant *** payment is to be made by Pfizer and (b) deducting the amount of any governmental tax, duty, charge, or other fee actually paid in respect of such conversion into, and remittance of dollars.

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                                      -41-

               11.2.2 PAYMENT DATES. Pfizer shall pay milestone payments within *** days of an Event as set forth in Section 3.5.2. Pfizer shall pay *** on Net Sales within *** after the end of each calendar quarter in which such Net Sales are made. Such payments shall be accompanied by a statement showing; (a) the Net Sales of each Product by Pfizer or any sublicensee of Pfizer in each country; (b) applicable *** rate for such Product; and (c) calculation of the amount of profit-share due.





     11.3 ANIMAL HEALTH. The *** set forth above shall apply to Products for the treatment ***. ***, the parties will negotiate ***.





     11.4 RECORDS. For *** from the conclusion of each year of the Agreement, Aurora shall keep complete and accurate records of its expenditures pursuant to the Collaboration Program. For *** years from the date of each payment of profit-shares, Pfizer shall keep complete and accurate records of sales of each Product in sufficient detail to allow the accruing *** to be determined accurately. The records shall conform to good accounting principles as applied to a similar company similarly situated. Either party shall have the right at its own expense during the term of this Agreement and during the subsequent *** period to appoint an independent certified public accountant, reasonably acceptable to the other party, to verify the accuracy of either the expenditures or statements with respect to *** due, as the case may be. Upon reasonable notice by either party, the other party shall make its records available for inspection by the auditing company or the independent certified public accountant during regular business hours at the place or places where such records are customarily kept. This right of inspection shall not be exercised more than *** in any calendar year and not more than *** with respect to records covering any specific period of time. All information concerning such expenditures and such *** payments, and all information learned in the course of any audit or inspection, shall be deemed to be Aurora Confidential Information or Pfizer Confidential Information or both, except to the extent that it is necessary for either party to reveal the information in order to enforce any rights it may have pursuant to this Agreement or if disclosure is required by law. The failure of either party to request verification of any expenditures before or during the *** period shall be considered acceptance by the other party of the accuracy of such expenditures, and the parties shall have no obligation to maintain any records pertaining to such report or statement beyond such *** period. The results of such inspection, if any, shall be binding on the parties.







 4.  TREATMENT OF CONFIDENTIAL INFORMATION

          4.1  CONFIDENTIALITY

               4.1.1 Pfizer and Aurora each recognize that the other's Confidential Information constitutes highly valuable, confidential information. Subject to the terms and conditions of this Agreement, the obligations set forth in Section 4.3, the publication rights set forth in
Section 4.2 and the licenses granted in Section 5.2, Pfizer and Aurora each agree that during the term of this Agreement and for *** thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Aurora Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it, or to any of its Affiliates pursuant to this Agreement. Neither Pfizer nor Aurora nor any of their respective Affiliates shall use such Confidential Information except as expressly permitted in this Agreement.

           4.1.2 Pfizer and Aurora each agree that any disclosure of the other's Confidential Information to any officer, employee or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. Pfizer and Aurora each agree not to disclose the other's Confidential Information to any Third Parties under any circumstance without written permission from the other party. Each party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information as it would take to preserve the confidentiality of its own Confidential Information. Upon the termination of this Agreement by either party by its breach, the breaching party, upon the other's request, will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies and extracts of documents, within *** days of the request upon the termination of this Agreement except for one (1) copy which may be kept for the purpose of complying with continuing obligations under this Agreement.

               4.1.3 Aurora and Pfizer represents that all of its employees, and any subcontractors or consultants to it party who (a) participate in the Collaboration Program and (b) who have access to Pfizer Technology and Aurora Technology and Pfizer Confidential Information and Aurora Confidential Information are bound by agreement to maintain such information in confidence consistent with the terms and conditions of this Agreement.






     4.2 PUBLICATION. Notwithstanding any matter set forth with particularity in this Agreement to the contrary, results obtained in the course of the Collaboration Program may be submitted for publication following scientific review by the Steering Committee and subsequent approval by Aurora's and Pfizer's managements. After receipt of the proposed publication by both Pfizer's and Aurora's managements written approval or disapproval shall be provided within *** days for a manuscript, within *** days for an abstract for presentation at, or inclusion in the proceedings of a scientific meeting and for a transcript of an oral presentation to be given at a scientific meeting. The parties agree to credit each other's contribution, as appropriate.

     4.3 PUBLICITY. Except as required by law, neither party may disclose the terms of this Agreement, nor the Collaboration Program described in it, without the written consent of the other party, which consent shall not be unreasonably withheld. Either party shall have the right to issue a press release or other public statement concerning this Agreement provided that the content of such release or statement has first been agreed by the other party, such agreement not to be unreasonably withheld or delayed.

     4.4 ***. During the Contract Period, *** in the Area that are conceived, made or developed in the course of carrying out the Collaboration Plan by employees of, or consultants to, either of them solely, or jointly with employees of, or consultants to the other.

     4.5 RESTRICTIONS ON TRANSFERRING ***. Subject to the grant of license to Pfizer in Section 5.2, Pfizer and Aurora recognize ***, including, but not limited to ***, which are part of Aurora Technology or Pfizer Technology, represent valuable commercial assets. Therefore, throughout the Contract Period and for *** thereafter, Aurora and Pfizer agree not to transfer *** to any Third Party, unless prior written consent for any such transfer is obtained from the other party.

               (a)  ***.

5. INTELLECTUAL PROPERTY RIGHTS. The following provisions relate to rights in the intellectual property developed by Aurora or Pfizer, or both, during the course of carrying out the Collaboration Program.

     5.1 OWNERSHIP. All Aurora Confidential Information, Aurora Technology and Aurora Patent Rights shall be owned by Aurora. All Pfizer Confidential Information, Pfizer Technology and Pfizer Patent Rights shall be owned by Pfizer. ***. If and to the extent that the Steering Committee determines that Pfizer Confidential Information ***.

          5.2 Aurora hereby grants to Pfizer a ***. Pfizer's rights under this license to Equipment and Improvements, including but not limited to the System, *** the AMCS *** subject to the completion of the payment schedule in
Section 3.3. After the Contract Period the *** shall continue from *** provided only that *** shall be ***.

          5.3 During the Contract Period, ***. If Pfizer seeks to obtain a license for any Third Party Technology Controlled by Aurora or if Pfizer requests ***. Aurora will also notify Pfizer about Improvements to Aurora Technology made by Aurora or its Affiliates, and, if Pfizer seeks to obtain rights to such Improvements, Aurora ***.

6.   PROVISIONS CONCERNING THE FILING, PROSECUTION AND MAINTENANCE OF PATENTS.

           6.1 PATENT FILING AND PATENT RIGHT ASSIGNMENTS. Each party agrees to complete at its own expense, but without further compensation to the other party, any documents necessary for either party to file patent applications and to prosecute patents with respect to its own Patent Rights.

           6.2 Aurora shall be responsible for the filing, prosecution and maintenance of all Aurora Patent Rights and Pfizer shall each be responsible for the filing, prosecuting and maintenance of all Pfizer Patent Rights.

7. OTHER AGREEMENTS. This Agreement together with its Exhibits sets forth the entire agreement between the parties with respect to the subject matter and supersedes all other agreements and understandings between the parties with respect to same.

8.  TERM, TERMINATION AND DISENGAGEMENT.

     8.1 TERM. Unless sooner terminated or extended, this Agreement shall expire *** from the Effective Date.

     8.2 EVENTS OF TERMINATION. The following events shall constitute events of termination ("Events of Termination"):

           (a) ***; and

           (b) Aurora or Pfizer shall fail in any material respect to perform or observe any material term, convenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and if any such failure shall remain unremedied for *** after written notice to the failing party.

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                                      -52-

           8.3  TERMINATION.

               8.3.1 Upon the occurrence of any Event of Termination, the party not responsible may, by notice to the other party, terminate this Agreement.

               8.3.2     If Pfizer terminates this Agreement pursuant to
Section 8.3.1, Pfizer's rights to Aurora Technology ***. If Aurora terminates this Agreement pursuant to Section 8.3.1, Pfizer's rights to Aurora ***.

           8.4 Termination of this Agreement for any reason shall be without prejudice to:

               (a) the rights and obligations of the parties provided in those Sections of the Agreement which by virtue of their term and condition extend beyond any termination of this Agreement;

               (b) ***; or

               (c)  any other remedies which either party may otherwise have.

9. REPRESENTATIONS AND WARRANTIES. As of the Effective Date, Aurora and Pfizer each represents and warrants as follows:

     9.1 It is a corporation duly organized, validly existing and is in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

     9.2 The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulations, order, writ, judgment, injunctions, decree, determination or award presently in effect having applicability to it or any provision of its certificate of incorporation or by-laws or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

     9.3 This Agreement is a legal, valid and binding obligation of it enforceable in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor's rights generally.

     9.4 It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

     9.5 It has good and marketable title to or valid leases, copyrights, sublicenses or licenses for, all of its properties, rights and assets necessary for the fulfillment of its responsibilities under the Collaboration Program, subject to no claim of any Third Party other than the relevant lessors, sublicensors or licensors.

10. COVENANTS OF AURORA AND PFIZER OTHER THAN REPORTING REQUIREMENTS. Throughout the Contract Period, Aurora and Pfizer each shall:

     10.1 maintain and preserve its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of their business and operations or the ownership of their properties.

     10.2 comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to conduct the Collaboration Program, except for those laws, rules, regulations, and orders it may be contesting in good faith.

11.   ***.

12. NOTICES. All notices shall be in writing mailed via certified mail, return receipt requested, courier, or confirmed facsimile transmission addressed as follows, or to such other address as may be designated from time to time:

If to Pfizer:       To Pfizer at its address as set forth at the beginning of
                    this Agreement.
                    Attention:         President, Central Research
                    with copy to:   Office of the General Counsel.

If to Aurora :      To Aurora at its address as set forth at the beginning of
                    this Agreement.
                    Attention:       ***

Notices shall be deemed given as of the date received.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws ***.

14.  MISCELLANEOUS.

     14.1 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

     14.2 HEADINGS. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

     14.3 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

     14.4 AMENDMENT, WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

     14.5 NO THIRD PARTY BENEFICIARIES. No Third Party including any employee of any party to this Agreement shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any Third Party.

     14.6 ASSIGNMENT AND SUCCESSORS. This Agreement may not be assigned by either party, except that each party may assign this Agreement and the rights and interests of such party, in whole or in part, to any of its Affiliates, any acquirer or purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations.

     14.7   ***.

     14.8 FORCE MAJEURE. Neither Pfizer nor Aurora shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Aurora.

     14.9 SEVERABILITY. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

 PFIZER INC                            AURORA BIOSCIENCES CORPORATION

 By:                                   By:
    ------------------------------        ------------------------------




 Title:                                Title:
       ---------------------------           ---------------------------


 Date:                                 Date:
      ----------------------------          ----------------------------






 cc:  Pfizer Inc, Legal Division, Groton, CT

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